UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 18, 2017

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

The Board of Directors of Monotype Imaging Holdings Inc. (the “Company”) previously approved the Company’s Third Amended and Restated 2007 Stock Option and Incentive Plan (the “2007 Plan”) subject to approval by the Company’s stockholders, which amongst other things, increased the number of shares available for issuance under the 2007 Plan by 1,400,000 shares. After conversations between the Company and certain of the Company’s stockholders regarding the 2007 Plan, on April 18, 2017 the Company’s Board of Directors voted to reduce the increase in the additional number of shares available for issuance under the 2007 Plan from 1,400,000 shares to 1,320,000 shares.

The Company has filed with the Securities and Exchange Commission a Supplement (the “Supplement”) to its Proxy Statement for the 2017 Annual Meeting of Stockholders (the “Proxy Statement”) amending its description of and its proposal for the approval of the 2007 Plan previously provided to stockholders in the Proxy Statement on April 5, 2017. Stockholders of the Company are urged to read the description and the proposal for the approval of the 2007 Plan and the voting procedures provided in the Proxy Statement and the Supplement for more information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

April 19, 2017	By:	/s/ Anthony Callini
Anthony Callini
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary